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                                                                     Exhibit 5.2

                        [LETTERHEAD OF BROWN & WOOD LLP]



                                                                 August 18, 1998

Advanced Lighting Technologies, Inc.
32000 Aurora Road
Solon, Ohio 44139


Ladies and Gentlemen:

         We have acted as special counsel to Advanced Lighting Technologies, Inc., an Ohio corporation (the "Company"), as to the laws of the State of New York in connection with the proposed issuance and sale by the Company of up to $100,000,000 aggregate initial public offering price of its (i) senior debt securities (the "Senior Debt Securities"), (ii) subordinated debt securities (the "Subordinated Debt Securities", and together with the Senior Debt Securities, the "Debt Securities"), (iii) 8% Senior Notes Due 2008 (the "8% Notes"; provided, that the aggregate principal amount issuable is limited to up to $50,000,000), (iv) shares of common stock, par value $.001 per share (the "Common Stock"), (v) shares of preferred stock, par value $.001 per share (the "Preferred Stock"), (vi) depositary shares (the "Depositary Shares") representing shares of Preferred Stock, which Depositary Shares will be evidenced by depositary receipts (the "Depositary Receipts"), and (vii) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the "Warrants. The Debt Securities, the 8% Notes, Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are hereinafter collectively referred to as the "Securities." The Senior Debt Securities and Subordinated Debt Securities will be issuable under an indenture (the "Indenture") to be entered into between the Company and one or more trustees to be named therein (the "Trustee"). The 8% Notes are issuable under an Indenture, dated as of March 18, 1998 (the "8% Notes Indenture"), between the Company and The Bank of New York, as trustee (the "8% Notes Trustee").

         As special counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates, corporate records and other instruments as we have deemed necessary or advisable for the purpose of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
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         Based upon the foregoing, and subject to the assumptions and limitations set forth herein, we are of the opinion that:

         (i) When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Indenture, any applicable supplemental indenture thereto and the Debt Securities, (b) the Indenture and any such supplemental indenture have been duly executed and delivered by the Company and the Trustee, (c) appropriate action has been taken by the Company to authorize the issuance and establish, in accordance with the Indenture, the form and terms of the Debt Securities and (d) Debt Securities with such terms are duly executed, issued and delivered by duly authorized officers of the Company against payment of the consideration therefor and authenticated by the Trustee, all in the manner provided for in the Indenture, any such supplemental indenture and such action, in connection with an authorized acquisition by the Company, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         (ii) When (a) appropriate corporate action has been taken by the Company to authorize the execution and delivery of the 8% Notes and (b) 8% Notes are duly executed, issued and delivered by duly authorized officers of the Company against payment of the consideration therefor and authenticated by the 8% Notes Trustee, all in the manner provided for in the 8% Notes Indenture and such action, in connection with an authorized acquisition by the Company, such 8% Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         (iii) When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a deposit agreement (including a form of Depositary Receipt) (a "Deposit Agreement") with respect to Depositary Shares to be entered into between the Company and a depositary (the "Depositary") and to authorize the issuance of Depositary Shares thereunder, (b) such Deposit Agreement has been duly executed and delivered by the Company and the Depositary, (c) appropriate corporate action has been taken by the Company to authorize the issuance of Preferred Stock and the deposit thereof with the Depositary pursuant to the Deposit Agreement and the issuance of the Depositary Shares representing interests therein and (d) duly authorized and validly issued, fully paid and non-assessable shares of such Preferred Stock shall have been deposited with the Depositary in accordance with the Deposit Agreement and such corporate action and the Depositary shall have duly executed, issued and delivered Depositary Receipts with such terms evidencing such Depositary Shares against payment of the consideration therefor, all in the manner provided for in such Deposit Agreement and such corporate action, in connection with an authorized acquisition by the Company, such Depositary Shares will entitle the holders thereof to the benefits provided therein and in the applicable Deposit Agreement.

         (iv) When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a warrant agreement (including a form of certificate evidencing the Warrants) (a "Warrant Agreement") to be entered into between the Company and a warrant agent (the "Warrant Agent") and to authorize the issuance of Warrants thereunder, (b) such Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent and (c) Warrants with such terms are duly executed, issued and delivered by duly authorized officers of the Company against payment of the consideration therefor and authenticated by the Warrant Agent, all in the manner provided for in the Warrant Agreement and such corporate action, in connection with an authorized acquisition by the Company, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.




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         With respect to enforcement, the above opinions are qualified to the extent that such enforcement may be subject to or limited by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium, arrangement or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. We have further assumed with respect to enforcement that, when fixed, the terms of the Securities will comply with all applicable "bucket shop" or similar state laws, or have the availability of federal preemption therefrom.

         In rendering the opinions expressed above, we have assumed that (i) certificates representing shares of Preferred Stock will be in due and proper form, will comply with applicable law and will have been duly executed by duly authorized officers of the Company in accordance with applicable law; and (ii) the Securities and all other instruments and agreements referred to in the foregoing opinions, and the execution, delivery and performance thereof by the Company, comply and will comply with applicable law and do not and will not constitute a breach or violation of the charter or by-laws of the Company or any other instrument or agreement to which the Company is or becomes a party or by which it or any of its properties is or may be bound.


         We are members of the bar of the State of New York and the foregoing opinion is limited to matters arising under the laws of the State of New York and the federal laws of the United States of America and we express no opinion with respect to matters arising under the laws of any other jurisdiction. In giving this opinion, we have, with your permission, relied as to matters of Ohio law upon the opinion of Cowden, Humphrey & Sarlson Co., L.P.A., counsel to the Company.


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         We consent to the filing of this opinion as an exhibit to the Company's
  Registration Statement on Form S-4 and to the use of our name wherever appearing in such Registration Statement and any amendment thereto; we consent also to the reliance by Cowden, Humphrey & Sarlson Co., L.P.A. upon this opinion as to matters of New York law in rendering their opinion of even date herewith filed as an exhibit to the Registration Statement. In giving the foregoing consent, however, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,


                                       /s/  Brown & Wood LLP











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